EXHIBIT 99.1

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank Securities Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

COMM 2004-LNB2

CERTAIN CHARACTERISTICS OF TOP 10

                                                                                       % of
                                                   Cut-Off        Initial Pool       Property
    ID            Property Name                 Date Balance        Balance            Type         City                   State
------------------------------------------------------------------------------------------------------------------------------------
     1      Tysons Corner Center                 147,500,000         13.60%           Retail        McLean                  VA

     2      731 Lexington Avenue                  90,000,000          8.30%           Office        New York                NY

     3      AFR Portfolio                         85,000,000          7.84%           Office        Various               Various

     4      600 New Hampshire Avenue              68,500,000          6.32%           Office        Washington              DC

     5      Meadows Mall                          55,587,072          5.12%           Retail        Las Vegas               NV

     6      Fairstone at Riverview                35,000,000          3.23%        Multifamily      Taylorsville            UT

     7      321 West 44th Street                  30,000,000          2.77%           Office        New York                NY

     8      Wenatchee Valley Mall                 26,000,000          2.40%           Retail        East Wenatchee          WA

     9      Shoppes at Grand Prairie B            25,974,625          2.39%           Retail        Peoria                  IL

    10      Wiener Portfolio III                  23,911,302          2.20%        Multifamily      Bronx                   NY